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                                                                     Exhibit 4.7

                             SUPPLEMENTAL INDENTURE

      SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of April 15, 2005 among AMR Brockton L.L.C., a Delaware limited liability (the "Guaranteeing Subsidiary"), a subsidiary of American Medical Response of Massachusetts, Inc. (or its permitted successor), a Delaware corporation, the Issuers (as defined in the Indenture referred to herein), the other Guarantors (as defined in the Indenture) and U.S. Bank Trust National Association, as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

      WHEREAS, the Issuers and the Guarantors party thereto have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of February 10, 2005 providing for the issuance of 10% Senior Subordinated Notes due 2015 (the "Notes");

      WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers' Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

      WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

      NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

      1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

      2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:

            (a) Along with all other Guarantors, to jointly and severally unconditionally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

                  (i) the principal of and interest on the Notes will be
            promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                  (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall

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            be jointly and severally obligated to pay the same immediately. Each
            Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

            (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Subject to Section 6.06 of the Indenture, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of an Issuer, any right to require a proceeding first against an Issuer, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

            (c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

            (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Guaranteeing Subsidiary further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

            (i) Pursuant to Section 10.02 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the Indenture shall result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

      3. Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

      4. Releases.

      (a) The Subsidiary Guarantee of a Subsidiary Guarantor shall be released:

            (i) in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation), if the Issuer

                                        2
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      that directly or indirectly owns such Subsidiary Guarantor applies the Net
      Proceeds of such sale or other disposition, in accordance with the applicable provisions of the Indenture;

            (ii) in connection with the sale of all of the capital stock of a Subsidiary Guarantor, if the Issuer that directly or indirectly owns such Subsidiary Guarantor applies the Net Proceeds of that sale, in accordance with the applicable provisions of the Indenture;

            (iii) in connection with any transaction which results in a Subsidiary Guarantor ceasing to be a Restricted Subsidiary of an Issuer, if the transaction is not in violation of the applicable provisions of the Indenture;

            (iv) if an Issuer designates any Restricted Subsidiary of such Issuer that is a Subsidiary Guarantor as an Unrestricted Subsidiary, in accordance with the applicable provisions of the Indenture; or

            (v) if a Subsidiary Guarantor has no outstanding Indebtedness after giving effect to such release other than pursuant to clause (2), (4), (5),
      (6) (with respect to Permitted Refinancing Indebtedness in respect of Indebtedness initially incurred under clause (2) or (5) only), (7), (10),
      (11), (12), (13), (14) or (15) of Section 4.09 of the Indenture or pursuant to clause (9) of Section 4.09 of the Indenture (with respect to Indebtedness incurred under any of the foregoing clauses) and an Officers' Certificate certifying the foregoing is presented to the Trustee together with a request to release such Subsidiary Guarantor from its Subsidiary Guarantee.

      Upon delivery by the Issuers to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Issuers in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

      (b) Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 11 of the Indenture.

      6. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of Parent or the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuers, Parent or any Guaranteeing Subsidiary under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

      7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

      8 Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                                        3
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      9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

      10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

                          [Signature pages to follow.]

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      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

Dated: April 15, 2005

                                 AMR BROCKTON, L.L.C.
                                 By: American Medical Response of Massachusetts,
                                   Inc., its Manager

                                 By:    /s/ Randel G. Owen
                                     -------------------------------------------
                                     Name: Randel G. Owen
                                     Title: Vice President

                                 AMR HOLDCO, INC.

                                   By:    /s/ William A. Sanger
                                       -----------------------------------------
                                       Name: William A. Sanger
                                       Title: Chief Executive Officer

                                 EMCARE HOLDCO, INC.

                                   By:    /s/ William A. Sanger
                                       -----------------------------------------
                                       Name: William A. Sanger
                                       Title: Chief Executive Officer

                   [Signature Page to Supplemental Indenture]

                               EMERGENCY MEDICAL SERVICES L.P.

                                 By: Emergency Medical Services Corporation,
                                 its general partner

                                 By: /s/ William A. Sanger
                                     ------------------------------------------
                                 Name: William A. Sanger
                                 Title: Chairman and Chief Executive Officer

                               AMERICAN MEDICAL RESPONSE, INC.
                               HANK'S ACQUISITION CORP.
                               FOUNTAIN AMBULANCE SERVICE, INC.
                               MEDLIFE EMERGENCY MEDICAL SERVICE, INC.
                               AMERICAN MEDICAL RESPONSE NORTHWEST, INC.
                               AMERICAN MEDICAL RESPONSE WEST
                               METROPOLITAN AMBULANCE SERVICE
                               AMERICAN MEDICAL RESPONSE OF INLAND EMPIRE
                               DESERT VALLEY MEDICAL TRANSPORT, INC.
                               SPRINGS AMBULANCE SERVICE, INC.
                               AMERICAN MEDICAL RESPONSE OF COLORADO, INC.
                               INTERNATIONAL LIFE SUPPORT, INC.
                               MEDEVAC MIDAMERICA, INC.
                               MEDEVAC MEDICAL RESPONSE, INC.
                               AMERICAN MEDICAL RESPONSE OF OKLAHOMA, INC.
                               AMERICAN MEDICAL RESPONSE OF TEXAS, INC.
                               KUTZ AMBULANCE SERVICE, INC.
                               AMERICAN MEDICAL RESPONSE HOLDINGS, INC.
                               AMERICAN MEDICAL RESPONSE MANAGEMENT, INC.
                               A1 LEASING, INC.
                               FLORIDA EMERGENCY PARTNERS, INC.
                               MOBILE MEDIC AMBULANCE SERVICE, INC.
                               METRO AMBULANCE SERVICE, INC.
                               METRO AMBULANCE SERVICE (RURAL), INC.
                               MEDIC ONE AMBULANCE SERVICES, INC.
                               AMERICAN MEDICAL RESPONSE OF SOUTH CAROLINA, INC. AMERICAN MEDICAL RESPONSE OF NORTH CAROLINA, INC. AMERICAN MEDICAL RESPONSE OF GEORGIA, INC.
                               TROUP COUNTY EMERGENCY MEDICAL SERVICES, INC. RANDLE EASTERN AMBULANCE SERVICE, INC.
                               MEDI-CAR SYSTEMS, INC.
                               MEDI-CAR AMBULANCE SERVICE, INC.
                               AMERICAN MEDICAL RESPONSE OF TENNESSEE, INC.
                               PHYSICIANS & SURGEONS AMBULANCE SERVICE, INC. AMERICAN MEDICAL RESPONSE OF ILLINOIS, INC. MIDWEST AMBULANCE MANAGEMENT COMPANY
                               PARAMED, INC.

                   [Signature Page to Supplemental Indenture]

                                MERCY AMBULANCE OF EVANSVILLE, INC.
                                TIDEWATER AMBULANCE SERVICE, INC.
                                AMERICAN MEDICAL RESPONSE OF CONNECTICUT,
                                  INCORPORATED
                                AMERICAN MEDICAL RESPONSE OF MASSACHUSETTS, INC. AMERICAN MEDICAL RESPONSE MID-ATLANTIC, INC. AMBULANCE ACQUISITION, INC.
                                METRO AMBULANCE SERVICES, INC.
                                BROWARD AMBULANCE, INC.
                                ATLANTIC AMBULANCE SERVICES ACQUISITION, INC. ATLANTIC/KEY WEST AMBULANCE, INC.
                                ATLANTIC/PALM BEACH AMBULANCE, INC.
                                SEMINOLE COUNTY AMBULANCE, INC.
                                LIFEFLEET SOUTHEAST, INC.
                                AMERICAN MEDICAL PATHWAYS, INC.
                                ADAM TRANSPORTATION SERVICE, INC.
                                ASSOCIATED AMBULANCE SERVICE, INC.
                                PARK AMBULANCE SERVICE INC.
                                FIVE COUNTIES AMBULANCE SERVICE, INC.
                                SUNRISE HANDICAP TRANSPORT CORP.
                                STAT HEALTHCARE, INC.
                                LAIDLAW MEDICAL TRANSPORTATION, INC.
                                MERCY, INC.
                                AMERICAN INVESTMENT ENTERPRISES, INC.
                                LIFECARE AMBULANCE SERVICE, INC.
                                TEK, INC.
                                MERCY LIFE CARE
                                HEMET VALLEY AMBULANCE SERVICE, INC.
                                AMERICAN MEDICAL RESPONSE OF SOUTHERN CALIFORNIA MEDIC ONE OF COBB, INC.
                                PUCKETT AMBULANCE SERVICE, INC.

                   [Signature Page to Supplemental Indenture]

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                                AMERICAN MEDICAL RESPONSE DELAWARE VALLEY, LLC
                                By: American Medical Response Mid-Atlantic,
                                  Inc., its sole member

                                REGIONAL EMERGENCY SERVICES, LP
                                By: Florida Emergency Partners, Inc., its
                                  general partner

                                PROVIDACARE, L.L.C.
                                By: American Medical Pathways, Inc., its sole
                                  member

                                By:    /s/ Randel G. Owen
                                    --------------------------------------------
                                    Name: Randel G. Owen
                                    Title: Vice President

                                EMCARE HOLDINGS INC.
                                EMCARE, INC.
                                EMCARE OF ALABAMA, INC.
                                EMCARE CONTRACT OF ARKANSAS, INC.
                                EMCARE OF ARIZONA, INC.
                                EMCARE OF CALIFORNIA, INC.
                                EMCARE OF COLORADO, INC.
                                EMCARE OF CONNECTICUT, INC.
                                EMCARE OF FLORIDA, INC.
                                EMCARE OF GEORGIA, INC.
                                EMCARE OF HAWAII, INC.
                                EMCARE OF INDIANA, INC.
                                EMCARE OF IOWA, INC.
                                EMCARE OF KENTUCKY, INC.
                                EMCARE OF LOUISIANA, INC.
                                EMCARE OF MAINE, INC.
                                EMCARE OF MICHIGAN, INC.
                                EMCARE OF MINNESOTA, INC.
                                EMCARE OF MISSISSIPPI, INC.
                                EMCARE OF MISSOURI, INC.
                                EMCARE OF NEVADA, INC.
                                EMCARE OF NEW HAMPSHIRE, INC.
                                EMCARE OF NEW JERSEY, INC.
                                EMCARE OF NEW MEXICO, INC.
                                EMCARE OF NEW YORK, INC.
                                EMCARE OF NORTH CAROLINA, INC.
                                EMCARE OF NORTH DAKOTA, INC.
                                EMCARE OF OHIO, INC.
                                EMCARE OF OKLAHOMA, INC.
                                EMCARE OF OREGON, INC.
                                EMCARE OF PENNSYLVANIA, INC.

                   [Signature Page to Supplemental Indenture]

                                EMCARE OF RHODE ISLAND, INC.
                                EMCARE OF SOUTH CAROLINA, INC.
                                EMCARE OF TENNESSEE, INC.
                                EMCARE OF TEXAS, INC.
                                EMCARE OF VERMONT, INC.
                                EMCARE OF VIRGINIA, INC.
                                EMCARE OF WASHINGTON, INC.
                                EMCARE OF WEST VIRGINIA, INC.
                                EMCARE OF WISCONSIN, INC.
                                EMCARE PHYSICIAN PROVIDERS, INC.
                                EMCARE PHYSICIAN SERVICES, INC.
                                EMCARE SERVICES OF ILLINOIS, INC.
                                EMCARE SERVICES OF MASSACHUSETTS, INC.
                                EMCARE ANESTHESIA SERVICES, INC.
                                ECEP, INC.
                                COORDINATED HEALTH SERVICES, INC.
                                EM-CODE REIMBURSEMENT SOLUTIONS, INC.
                                EMERGENCY MEDICINE EDUCATION SYSTEMS, INC.
                                EMERGENCY SPECIALISTS OF ARKANSAS, INC. II
                                FIRST MEDICAL/EMCARE, INC.
                                HEALTHCARE ADMINISTRATIVE SERVICES, INC.
                                OLD STAT, INC.
                                REIMBURSEMENT TECHNOLOGIES, INC.
                                STAT PHYSICIANS, INC.
                                THE GOULD GROUP, INC.
                                TIFTON MANAGEMENT SERVICES, INC.
                                TUCKER EMERGENCY SERVICES, INC.
                                HELIX PHYSICIANS MANAGEMENT, INC.
                                NORMAN BRUCE JETTON, INC.
                                PACIFIC EMERGENCY SPECIALISTS MANAGEMENT, INC. AMERICAN EMERGENCY PHYSICIANS MANAGEMENT, INC. PHYSICIAN ACCOUNT MANAGEMENT, INC.
                                PROVIDER ACCOUNT MANAGEMENT, INC.
                                CHARLES T. MITCHELL, INC.

                                EMCARE OF MARYLAND LLC,
                                By: EmCare Holdings Inc. and EmCare, Inc., its
                                  members

                                EMS MANAGEMENT LLC
                                By: AMR HoldCo, Inc. and EmCare HoldCo, Inc.,
                                  its members

                                By:    /s/ William A. Sanger
                                    --------------------------------------------
                                    Name: William A. Sanger
                                    Title: Chief Executive Officer

                   [Signature Page to Supplemental Indenture]

U.S. BANK TRUST NATIONAL ASSOCIATION
 AS TRUSTEE

By:    /s/ Cheryl Clarke
    -------------------------------
       (Authorized Signatory)

                   [Signature Page to Supplemental Indenture]